Exhibit 4.1
EXECUTION VERSION

SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
August 9, 2010
among
WHITING PETROLEUM CORPORATION,
as Parent Guarantor,
WHITING OIL AND GAS CORPORATION,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
The Lenders Party Hereto

BANK OF AMERICA, N.A. and
WELLS FARGO BANK, N.A.,
as Syndication Agents
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and
COMPASS BANK,
as Documentation Agents

J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger and Sole Bookrunner

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT
AGREEMENT
     THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) dated as of August 9, 2010, is among WHITING PETROLEUM CORPORATION, a Delaware corporation, as the Parent Guarantor, WHITING OIL AND GAS CORPORATION, a Delaware corporation, as the Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other Agents the Lenders party hereto.
RECITALS
     A. The Parent Guarantor, the Borrower, the Administrative Agent, other parties as agents and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of June 15, 2009, and as further amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower.
     B. The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Second Amendment refer to articles and sections of the Credit Agreement.
Section 2. Amendments to Credit Agreement.
     2.1 Amendments to Section 1.02.
          (a) The definition of “Agreement” is hereby deleted and replaced in its entirety to read as follows:
     “Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment and as the same may from time to time be amended, modified, supplemented or restated.
          (b) The definition of “Second Amendment” is hereby added where alphabetically appropriate to read as follows:
     “Second Amendment” means the Second Amendment to Fourth Amended and Restated Credit Agreement dated as of August 9, 2010 among the Parent

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Guarantor, the Borrower, the Administrative Agent and the other Agents and the Lenders party thereto.
     2.2 Redemption of Senior Notes. Section 9.04(b)(i) is hereby amended in its entirety to read as follows:
(b) (i) Redemption of the Senior Notes. The Parent Guarantor may prior to September 30, 2010 Redeem its $150.0 million 7-1/4% Senior Subordinated Notes due 2012 for a price equal to par plus accrued and unpaid interest and its $220.0 million 7-1/4% Senior Subordinated Notes due 2013 for a price equal to 101.8125% of the principal amount plus accrued and unpaid interest if immediately after giving effect to such Redemption, the Borrower has unused availability of not less than the greater of (1) $100,000,000 or (2) 10% of the then effective Borrowing Base;
Section 3. Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Second Amendment Effective Date”):
     3.1 The Administrative Agent shall have received from the Majority Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.
     3.2 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
     3.3 No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Second Amendment.
The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4. Miscellaneous.
     4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.
     4.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after

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giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default has occurred and is continuing.
     4.3 Loan Document. This Second Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
     4.4 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     4.5 GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     4.6 Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION
	By:	/s/ Michael J. Stevens
		Name:	Michael J. Stevens
		Title:	Vice President and Chief Financial Officer

BORROWER:	WHITING OIL AND GAS CORPORATION
	By:	/s/ Michael J. Stevens
		Name:	Michael J. Stevens
		Title:	Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Ryan Fuessel
		Name:	Ryan Fuessel
		Title:	Senior Vice President

SYNDICATION AGENTS:	BANK OF AMERICA, N.A.
	By:	/s/ Stephan J. Hoffman
		Name:	Stephan J. Hoffman
		Title:	Managing Director

WELLS FARGO BANK, N.A.
	By:	/s/ Tim Green
		Name:	Tim Green
		Title:	Vice President

[Signature Page to Second Amendment]

DOCUMENTATION AGENTS:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
	By:	/s/ Darrell Stanley
		Name:	Darrell Stanley
		Title:	Managing Director

	By:	/s/ Sharada Manne
		Name:	Sharada Manne
		Title:	Director

COMPASS BANK
	By:	/s/ Greg Determann
		Name:	Greg Determann
		Title:	Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Ryan Fuessel
		Name:	Ryan Fuessel
		Title:	Senior Vice President

BANK OF AMERICA, N.A.
By:
Name:
Title:

WELL FARGO BANK, N.A.
	By:	/s/ Tim Green
		Name:	Tim Green
		Title:	Vice President

[Signature Page to Second Amendment]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ Darrell Stanley
	Name:	Darrell Stanley
	Title:	Managing Director

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

COMPASS BANK
By:	/s/ Greg Determann
	Name:	Greg Determann
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Bruce E. Hernandez
	Name:	Bruce E. Hernandez
	Title:	Vice President

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.)
By:	/s/ Whitney Randolph
	Name:	Whitney Randolph
	Title:	Vice President

BANK OF SCOTLAND plc
By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Assistant Vice President

[Signature Page to Second Amendment]

SUNTRUST BANK
By:
Name:
Title:

THE BANK OF NOVA SCOTIA
By:	/s/ David Mills
	Name:	David Mills
	Title:	Managing Director

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Todd Coker
	Name:	Todd Coker
	Title:	Vice President

COMERICA BANK
By:	/s/ Paul J. Edmonds
	Name:	Paul J. Edmonds
	Title:	Vice President

BNP PARIBAS
By:	/s/ Russell Otts
	Name:	Russell Otts
	Title:	Director

By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

[Signature Page to Second Amendment]

BARCLAYS BANK PLC
By:	/s/ Ann E. Sutton
	Name:	Ann E. Sutton
	Title:	Director

MORGAN STANLEY BANK
By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

RAYMOND JAMES BANK
By:	/s/ Garret McKinnon
	Name:	Garret McKinnon
	Title:	Senior Vice President

ROYAL BANK OF CANADA
By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

BANK OF OKLAHOMA, N.A.
By:	/s/ Michael M. Logan
	Name:	Michael M. Logan
	Title:	Senior Vice President

[Signature Page to Second Amendment]

RZB FINANCE LLC
By:	/s/ Shirley Ritch
	Name:	Shirley Ritch
	Title:	Vice President

By:	/s/ John A. Valiska
	Name:	John A. Valiska
	Title:	First Vice President

[Signature Page to Second Amendment]